                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                                Belmont Bancorp.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                BELMONT BANCORP.

                                 August 21, 2000


To the Shareholders of BELMONT BANCORP.:

         The Annual Meeting of Shareholders of BELMONT BANCORP. will be held in the meeting room at Undo's Restaurant, 51130 National Road, St. Clairsville, Ohio, on Monday, August 21, 2000, at 11:00 a.m. for the following purposes:

         1. To elect five persons as directors to serve for a three-year term expiring at the annual shareholders' meeting in 2003.

         2. To elect two persons as directors to fill vacancies in the class of directors elected in 1998 to serve for the balance of the term expiring at the annual shareholders' meeting in 2001.

         3. To elect one person as a director to fill a vacancy in the class of directors elected in 1999 to serve for the balance of the term expiring at the annual shareholders' meeting in 2002.

         4. To consider and act upon a proposal to ratify the appointment of Crowe, Chizek and Company LLP as independent auditors for the year ending December 31, 2000.

         5. To transact such other business as may properly come before the meeting and any adjournment thereof.

         Only shareholders of record at the close of business on July 14, 2000, are entitled to notice of and to vote at the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF. THUS, IF YOU ARE PRESENT AT THE MEETING AND SO REQUEST YOUR PROXY WILL NOT BE USED.


                                    By Order of the Board of Directors

                                    Jane R. Marsh
                                    Secretary

Bridgeport, Ohio
July 18, 2000

                                 PROXY STATEMENT
                                       of
                                BELMONT BANCORP.

                         ANNUAL MEETING OF SHAREHOLDERS
                                 August 21, 2000

         This Proxy Statement is furnished to the shareholders of Belmont Bancorp. (the "Company") in connection with the solicitation by the Board of Directors of proxies for the Annual Meeting of Shareholders of the Company to be held on August 21, 2000, at 11:00 a.m. in the meeting room at Undo's Restaurant, 51130 National Road, St. Clairsville, Ohio, and any adjournment thereof. Shares represented by properly executed proxies received at the time of the meeting that have not been revoked will be voted at the meeting in the manner described in the proxies. Any proxy may be revoked any time before it is exercised.

         The Board of Directors has fixed the close of business on July 14, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date 11,101,403 shares of Common Stock of the Company were outstanding and entitled to be voted at the meeting. Each share of Common Stock is entitled to one vote except in the election of Directors where shareholders are entitled to cumulate their votes. Cumulative voting permits each shareholder as many votes as shall equal the number of the shareholder's shares of Common Stock multiplied by the number of Directors to be elected, and the shareholder may cast all of such votes for a single Director, or such votes may be distributed among the nominees, as each shareholder may see fit.

         The proxies are solicited by the Board of Directors of the Company, and the cost thereof is borne by the Company. Proxies may be revoked by the shareholders who execute them at any time prior to the exercise thereof, by written notice to the Company or by announcement at the Shareholders' Meeting. Unless so revoked, the shares represented by all proxies will be voted by the persons named in the proxies at the Annual Meeting and at all adjournments thereof, in accordance with the specifications set forth therein, or, absent such specifications, in accordance with the judgment of the holders of such proxies.

         This Proxy Statement and the accompanying Proxy are being mailed to shareholders on or about July 21, 2000.


                              ELECTION OF DIRECTORS

Election of Directors

         The Company's Articles of Incorporation provide that the Board of Directors shall consist of from 12 to 18 persons as fixed by the Board. The Board has three classes of directors, with the members of one class to be elected annually for terms of three years. In June 2000, the Board adopted a resolution providing that 16 persons shall serve on the Board. There are currently 12 members of the Board, and, in addition to electing five directors in the class whose term will expire in 2003, three vacancies in the other classes must be filled.

         Unless you indicate to the contrary, the persons named in the accompanying proxy will vote it for the election of the nominees named below. If, for any reason, a nominee should be unable to serve as a director at the time of the meeting, the persons designated herein as proxies may not vote for the election of any other person not named herein as a nominee for election to the Board of Directors. See "Information Concerning Directors and Nominees."

         PROPOSAL NO. 1: David R. Giffin, Terrence A. Lee, Dana J. Lewis, W. Quay Mull, II and Wilbur R. Roat have been nominated to serve as directors to hold office until the annual meeting of the Company held in 2003 or until their successors shall be duly elected and qualified. It is intended that proxies in the form enclosed granted by the shareholders will be voted, unless otherwise directed, in favor of electing such persons as directors. However, Mr. Giffin cannot serve on the Board unless and until approved by the Federal Reserve Bank of

Cleveland. Request for approval has been submitted to the Federal Reserve Bank of Cleveland, which request is expected to be acted upon within 90 days. If approval is not received, this directorship will remain vacant until filled with a suitable candidate elected by the Board under authority of the Company's bylaws or by the shareholders at the next meeting of shareholders.

         PROPOSAL NO. 2: Joseph F. Banco and Robert W. Whiteside have been nominated to serve as directors to fill vacancies in the class of directors who were elected in 1998 to hold office until the annual meeting of the Company held in 2001 or until their successor shall be duly elected and qualified. It is intended that proxies in the form enclosed granted by the shareholders will be voted, unless otherwise directed, in favor of electing these individuals. However, Messrs. Banco and Whiteside cannot serve on the Board unless and until approved by the Federal Reserve Bank of Cleveland. Request for approval has been submitted to the Federal Reserve Bank of Cleveland, which request is expected to be acted upon within 90 days. If approval is not received, these directorships will remain vacant until filled with suitable candidates elected by the Board under authority of the Company's bylaws or by the shareholders at the next meeting of shareholders.

         PROPOSAL NO. 3: Jay A. Beck has been nominated to serve as a director to fill a vacancy in the class of directors who were elected in 1999 to hold office until the annual meeting of the Company held in 2002 or until his successor shall be duly elected and qualified. It is intended that proxies in the form enclosed granted by the shareholders will be voted, unless otherwise directed, in favor of electing Mr. Beck. However, Mr. Beck cannot serve on the Board unless and until approved by the Federal Reserve Bank of Cleveland. Request for approval has been submitted to the Federal Reserve Bank of Cleveland, which request is expected to be acted upon within 90 days. If approval is not received, this directorship will remain vacant until filled with a suitable candidate elected by the Board under authority of the Company's bylaws or by the shareholders at the next meeting of shareholders.

Recommendation

         The Board of Directors recommends a vote "FOR" the election of each of the nominees. Proxies solicited by the Board of Directors will be voted in favor of each nominee unless a contrary vote or authority withheld is specified.


                  INFORMATION CONCERNING DIRECTORS AND NOMINEES

Directors and Nominees

         Set forth below is information concerning each director and nominee for director of the Company, including his business experience during at least the past five years, his positions with the Company and certain directorships held by such person. Each nominee is currently a director of the Company. There are no family relationships among any of the directors or nominees, nor, except as hereinafter described, are there any arrangements or understandings between any director and another person pursuant to which he was selected as a director or nominee.

Name                                 Age     Current Position with the Company
Nominees with Terms Until 2003

David R. Giffin                      55      Nominee
Terrence A. Lee                      51      Director
Dana J. Lewis                        56      Director
W. Quay Mull, II                     57      Chairman of the Board
Wilbur R. Roat                       53      President, Chief Executive Officer and Director

Directors and Nominees with Terms Until 2001

Joseph F. Banco                                57      Nominee
J. Vincent Ciroli, Jr.                         54      Director
John H. Goodman, II                            55      Director
James R. Miller                                57      Director
Keith A. Sommer                                59      Director
Robert W. Whiteside                            54      Nominee

Directors and Nominees with Terms Until 2002

Jay A. Beck                                    53      Nominee
Mary L. Holloway Haning                        44      Director
Charles J. Kaiser, Jr.                         50      Director
Thomas P. Olszowy                              54      Director
Charles A. Wilson, Jr.                         57      Director

Nominees with Terms Until 2003

         David R. Giffin has served as a member of the Board of Directors of Belmont National Bank (the "Bank") since July 2000. He is a registered representative who has been associated with Beaconsfield Financial Services, Inc., a brokerage firm, since 1969. In addition, Mr. Giffin has owned and served as president of Giffin Financial Group, a financial planning firm, since 1978, Giffin Management Group, a provider of property management services, since 1989, Giffin Mortgage Company, Inc., a mortgage brokerage firm, since 1992, Pension Systems, Inc., a provider of pension administration and management services, since 1979, and Marina Investors Group, Inc., an owner and operator of Grand Isle Marina, Grand Haven, Michigan, since 1992. He also serves on the board of directors of NorthPointe Bank, Grand Rapids, Michigan. In addition, Mr. Giffin serves as vice chairman of the Michigan State Waterways Commission, having originally been appointed to a three-year term by Michigan Governor John Engler in 1996 and reappointed to a second three-year term in 1999.

         Terrence A. Lee has served as a member of the Board of Directors of the Company and the Bank since 1987. He also has been the owner of the accounting firm, Lee & Associates, since January 1996. Mr. Lee previously was a partner in the accounting firm, Lee, O'Connor & Associates, in 1995. From 1989 until 1995, Mr. Lee was the owner of the accounting firm, Lee & Associates.

         Dana J. Lewis has served as a member of the Board of Directors of the Company and the Bank since 1994. Mr. Lewis has served as the president of Zanco Enterprises, Inc., an owner and operator of McDonald's restaurants, since 1977.

         W. Quay Mull, II has served as Chairman of the Board of Directors of the Company and the Bank since 1998 and was first elected to its Board of Directors in 1984. Mr. Mull has been employed at a management company, Mull Industries, Inc., since 1964, where he now serves as its Chairman of the Board of Directors.

         Wilbur R. Roat has served as a director and the President and Chief Executive Officer of the Company and the Bank since December 1999. Prior to accepting this appointment, Mr. Roat served as the president and chief executive officer of First Lehigh Bank from September 1994 until February 1999. From March 1992 to September 1994, Mr. Roat served as the president and chief executive officer of St. Edmond's Savings and Loan.

Directors and Nominees with Terms Until 2001

         Joseph F. Banco has served as a member of the Board of Directors of the Bank since July 2000. He has served as the president of Farm Fresh, a convenient store chain, since 1999. He is also the owner of Sonny Boy restaurant. Mr. Banco has also owned and operated Banco Building, a real estate development firm, since 1966.

         J. Vincent Ciroli, Jr. has served as a director of the Company since 1984. He has served as a founder and co-chief executive officer of ethinktank.com since 1999. From 1984 until July 1999, he served as a director of the Bank. Mr. Ciroli also served as the President and Chief Executive Officer of the Company from 1984 until June 1999 and served as President and Chief Executive Officer of the Bank from 1986 until June 1999.

         John H. Goodman, II has served as a member of the Board of Directors of the Company and the Bank since 1974. Since 1969, he also has served as the president of Goodman Group, Inc. Mr. Goodman has been the owner of Harvey Goodman Realtor since 1975.

         James R. Miller has served as a member of the Board of Directors of the Company and the Bank since 1995. He also has served as the president and chief executive officer of Howden Buffalo, Inc. since November 1998. From April 1992 until November 1998, Mr. Miller was the president of New Philadelphia Fan Co., a subsidiary of Howden Buffalo, Inc.

         Keith A. Sommer has served as a member of the Board of Directors of the Company and the Bank since 1995. He also is president of the law firm, Sommer & Liberati Co., LPA. Mr. Sommer has been an attorney at Sommer & Liberati Co., LPA since 1968.

         Robert W. Whiteside has served as a member of the Board of Directors of the Bank since July 2000. He has served as the president of Whiteside Auto Dealers, an operator of automobile dealerships, since he founded the company in 1983. He has also served as the president of Whiteside Realty, Inc., a real estate brokerage firm, since 1985. In addition, Mr. Whiteside serves on the boards of various other organizations, including the Wheeling Symphony, the AAA Automobile Club, St. Mary's Church and the Oglebay Institute.

Directors and Nominees with Terms Until 2002

         Jay A. Beck has served as a member of the Board of Directors of the Bank since July 2000. He has served as the manager and director of Beck-Altmeyer Funeral Home since 1998. Mr. Beck also serves on the boards or advisory boards of various organizations, including St. Clairsville Schools, the St. Clairsville Chamber of Commerce and the National and State Funeral Directors Association.

         Mary L. Holloway Haning has served as a member of the Board of Directors of the Company and the Bank since 1993. Since September 1996, she has been a teacher at Mount de Chantal School. From September 1995 to September 1996, Ms. Haning was the special projects coordinator at Plastic Surgery, Inc. From 1987 until 1995, Ms. Haning held the position of Director of Admissions at Wheeling Country Day School.

         Charles J. Kaiser, Jr. has served as a member of the Board of Directors of the Company and the Bank since 1979. Mr. Kaiser has been an attorney at the law firm, Phillips, Gardill, Kaiser & Altmeyer since 1979, where he is now a partner.

         Thomas P. Olszowy has served as a member of the Board of Directors of the Company and the Bank since 1993. Mr. Olszowy is an independent insurance agent and has owned the Tom Olszowy Insurance Agency since 1976.

         Charles A. Wilson, Jr. has served as a member of the Board of Directors of the Company and the Bank since 1973. He currently is an Ohio State Representative. Mr. Wilson has been the president and owner of Wilson Funeral & Furniture Co., Inc. since 1967.

Meetings of the Board of Directors

         In 1999, the Board of Directors of the Company conducted nine meetings. Each director of the Company attended at least 75% of the meetings held during the time he or she served as director.

Committees

         The standing committees of the Board of Directors include the Executive Committee (which also functions as a nominating committee), the Audit Committee and the Compensation Committee.

         The Executive Committee has responsibility for acting upon matters that may arise between normally scheduled meetings of the full Board, for considering and making recommendations to the Board as to significant policy and other matters and for nominating persons to serve on the Board. Messrs. Goodman, Kaiser, Lee, Mull, Olszowy, Roat and Wilson are members of the Executive Committee. The Executive Committee met once during 1999. All of the members of the Committee attended this meeting.

         The Audit Committee has responsibility for conferring with and reviewing recommendations of the Company's independent auditors, reviewing the Company's financial statements, and reviewing and considering the adequacy of the Company's accounting policies and internal accounting controls. Messrs. Kaiser, Lee, Lewis, Miller and Olszowy are members of the Audit Committee. The Audit Committee met four times during 1999. All of the members of the Committee attended at least 75% of these meetings.

         The Compensation Committee has responsibility for reviewing and approving executive and employee salaries, bonuses, non-cash incentive compensation and benefits. Messrs. Goodman, Kaiser, Lee, Miller, Mull, Olszowy, Sommer and Wilson are members of the Compensation Committee. The Compensation Committee met once during 1999. All of the members of the Committee attended this meeting.

Director Compensation and Arrangements

         Directors who are not employees of the Company receive an annual retainer fee of $3,000, payable quarterly in arrears, plus an attendance fee of $300 for each Board or committee meeting attended. During 1999, a total of $63,950 in directors' fees was paid to Directors. Payment of directors' fees was suspended beginning May 19, 1999, which suspension continues in effect.

Compensation Committee Interlocks and Insider Participation

         John H. Goodman, II, Charles J. Kaiser, Jr., Terrence A. Lee, James R. Miller, W. Quay Mull, II, Thomas P. Olszowy, Keith A. Sommer and Charles A. Wilson, Jr. serve on the Company's Compensation Committee. There are no interlocking relationships, as defined in the regulations of the Securities and Exchange Commission, involving any of these individuals. Mr. Mull serves as the Company's Chairman.

                              SELECTION OF AUDITORS

The Auditors

         The Board of Directors appointed Crowe, Chizek and Company LLP, independent public accountants, to audit the financial statements of the Company and its wholly owned subsidiaries for the fiscal year ending December 31, 2000. Crowe, Chizek and Company LLP also audited the Company's financial statements for the year ended December 31, 1999. Representatives of Crowe, Chizek and Company LLP will be present at the meeting and will make a statement if they desire to do so, and will respond to appropriate questions that may be asked by shareholders.

         PROPOSAL NO. 4: The appointment of Crowe, Chizek and Company LLP to audit the financial statements of the Company and its wholly owned subsidiaries for the fiscal year ending December 31, 2000 is being presented to shareholders for ratification.

Recommendation

         The Board of Directors recommends that the shareholders vote "FOR" this proposal. Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or abstention is specified.



                    INFORMATION REGARDING EXECUTIVE OFFICERS

         The following table sets forth certain information concerning each individual who currently serves as an executive officer or key employee of the Company, including such person's business experience during at least the past five years and positions held with the Company or its subsidiaries. Executive officers are appointed by the Board of Directors and serve at the discretion of the Board. There are no family relationships among the executive officers, nor are there any arrangements or understandings between any executive officer and another person pursuant to which he was selected as an officer except as may be hereinafter described.


W. Quay Mull, II        57     Chairman of the Board
Wilbur R. Roat          53     President, Chief Executive Officer and Director
Jane R. Marsh           38     Senior Vice President, Controller and Cashier
Stephen K. Kilpatick    42     Senior Vice President and Senior Lending Officer
                               of the Bank


         W. Quay Mull, II. See "Information Concerning Directors and Nominees" for information concerning Mr. Mull.

         Wilbur R. Roat. See "Information Concerning Directors and Nominees" for information concerning Mr. Roat.

         Jane R. Marsh has held various responsible accounting positions with the Bank and the Company since 1987, most recently as the Senior Vice President, Controller and Cashier.

         Stephen K. Kilpatrick joined the Bank in March 1999 and was subsequently appointed Senior Vice President and Senior Lending Officer. From 1994 until joining the Bank, Mr. Kilpatrick served as Vice President of Commercial Lending at the First National Bank of Zanesville.


                             EXECUTIVE COMPENSATION

         The following table shows all compensation paid by the Company and its subsidiaries for the fiscal years ended December 31, 1999, 1998 and 1997 to each person who has served as the chief executive officer of the Company at any time since the beginning of the last completed fiscal year and to the Company's most highly compensated executive officers who served as executive officers during the last fiscal year, whose income exceeded $100,000 (the "Named Executive Officers"). No other executive officers of the Company received compensation in excess of $100,000 in 1999.

Summary Compensation Table

                                                      Annual Compensation
                                                      -------------------
                                                                                         All Other
                                                                                         ---------
Name and Principal Position                           Year    Salary ($)    Bonus ($)    Compensation
---------------------------                           ----    ----------    ---------    ------------
J. Vincent Ciroli, Jr., formerly President & Chief    1999     82,357            0        3,845
Executive Officer
                                                      1998    161,000       21,735       23,199
                                                      1997    152,000       60,800 (1)   15,708

W. Quay Mull, II, formerly Interim Chief Executive    1999    -------       ------       ------
Officer (2)
                                                      1998    -------       ------       ------
                                                      1997    -------       ------       ------

Wilbur R. Roat, President and Chief Executive         1999      6,154       ------       ------
Officer
                                                      1998    -------       ------       ------
                                                      1997    -------       ------       ------

------------------------
1. This bonus includes amounts credited to the Company's deferred compensation plan (described below under "Other Compensation Plans and Arrangements").

2. Mr. Mull served as the Interim Chief Executive Officer without compensation.

Employment Contracts

         In December 1999, the Bank and the Company entered into an employment agreement with Mr. Roat, which provides for his employment as the president and chief executive officer for a term of three years, subject to renewal, at an annual base salary of $160,000. The agreement contemplates that a bonus of from $20,000 to $25,000 will be paid in 2001 if Mr. Roat is successful in improving the Bank's loan portfolio. The parties have also agreed to adopt a mutually acceptable bonus plan, which provides for the payment of an annual bonus to Mr. Roat in subsequent years based on specified criteria. The agreement also provides that options to purchase from between 50,000 and 75,000 shares of the Company's common stock will be issued to him at an exercise price equal to the market price of the Company's stock when granted with vesting over a four year period, subject to acceleration upon a change of control. If, prior to a change of control, the Company terminates or fails to renew the agreement without cause, Mr. Roat will be entitled to continuation of his compensation and benefits for the remaining term, if any, and for a six month severance period. If the Company terminates or fails to renew the agreement without cause within two years following a change of control or if Mr. Roat voluntarily terminates his employment within six months following a change of control, he will be entitled to receive payment of an amount equal to 299% of his annualized base salary and most recent bonus.

Other Compensation Plans and Arrangements

         The Bank has a Defined Contribution 401(k) Savings Plan, which allows employees who work over 1,000 hours per year to defer up to 10% of their pre-tax salary to the Plan. The Bank matches fifty percent (50%) of the first four percent (4%) deferred. The Bank may also make voluntary contributions to the Plan. In 1999, the Bank paid $37,925 in matching funds and no voluntary contribution was made. In 1999, the matching funds contribution for Mr. Ciroli was $1,647.

         No options were awarded to any of the Named Executive Officers in 1999. None of the Named Executive Officers currently hold any stock options. However, the Company entered into an employment agreement with Wilbur R. Roat in December 1999, under which the Company agreed to grant to Mr. Roat options to purchase between 50,000 and 75,000 shares of Common Stock under the Belmont Bancorp. 1999 Stock Option Plan for Wilbur Roat proposed to be adopted by the Board.

         During 1999, the Company had in effect an Executive Incentive Compensation Plan to provide incentive compensation based upon the earnings of the Bank. No bonuses were paid under this Plan for services performed in 1999 and this Plan has since been terminated.

Report of the Compensation Committee

Overview and Philosophy

         The Company's executive compensation policy is to provide compensation to employees at such levels as will enable the Company to attract and retain employees of high caliber, to compensate employees in a manner best calculated to recognize individual, group and Company performances and to seek to align the interests of the employees with the interests of the Company's shareholders. The Compensation Committee has responsibility for reviewing and approving executive and employee salaries, bonuses, non-cash incentive compensation and benefits.

Compensation of Executive Officers

         Salary determinations for executive officers are based upon various subjective factors such as the executive's responsibilities, position, qualifications, individual performance and experience. While the Company seeks to compensate its executives in a manner comparable to similarly situated financial institutions, the Company has not undertaken a formal study or survey of comparable institutions since 1997, when it retained Bank Compensation Strategies Group of Dublin, Ohio to advise it concerning salaries for comparable positions at other Ohio and regional banking organizations of similar size. Furthermore, the Company does not establish quantitative measures of Company or individual performance for purposes of fixing the salaries or bonuses of its executives.

Compensation of Chief Executive Officer

         In December 1999, the Company entered into an employment agreement with Wilbur R. Roat, the Company's President and Chief Executive Officer. Mr. Roat negotiated his employment agreement with John H. Goodman, II and W. Quay Mull, II, who are members of the Compensation Committee. This agreement was subsequently approved by the Compensation Committee. The decision of the Compensation Committee regarding compensation for Mr. Roat was based upon various subjective factors such as Mr. Roat's responsibilities, position, qualifications and experience. In reaching these decisions, the Compensation Committee considered published analyses and reports of executive compensation, but did not undertake a formal survey of compensation paid to executives by comparable companies or employ quantitative measures of performance.

Submission of Report

         This report on Executive Compensation is submitted by Messrs. John H. Goodman, II, Charles J. Kaiser, Jr., Terrence A. Lee, James R. Miller, W. Quay Mull, II, Thomas Olszowy, Keith A. Sommer and Charles A. Wilson, Jr., the current members of the Compensation Committee.

Performance Information


         Set forth below in tabular form is a comparison of the total shareholder return (annual change in share price plus dividends paid, assuming reinvestment of dividends when paid) assuming an investment of $100 on the starting date for the period shown for the Company, the Nasdaq U.S. Stocks Index (a broad equity market index which includes the stock of companies traded on the Nasdaq SmallCap Market) and the SNL Index of Banks with Assets less than $500 Million.

         No dividends were paid on the Company's Common Stock during the period shown. The return shown is based on the percentage change from December 31, 1994 through December 31, 1999.

                                                                             Period Ending
                                           -----------------------------------------------------------------------------------
                  Index                      12/31/94      12/31/95     12/31/96      12/31/97       12/31/98      12/31/99
------------------------------------------------------------------------------------------------------------------------------
Belmont Bancorp.                                  100.00      187.08        184.06         382.69        394.05        120.39
NASDAQ - Total US                                 100.00      141.33        173.89         213.07        300.25        542.43
SNL *$500M Bank Asset-Size Index                  100.00      136.80        176.08         300.16        274.06        253.69

* less than

                             PRINCIPAL SHAREHOLDERS

Securities Ownership of Certain Beneficial Owners and Management

         The following table sets forth the number of shares and percentage of Common Stock beneficially owned as of July 14, 2000 by (i) each person who is known by the Company to own beneficially more than 5% of the shares of Common Stock, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers of the Company as a group. Unless stated otherwise, each person so named exercises sole voting and investment power as to the shares of Common Stock so indicated. There were 11,101,403 shares of Common Stock issued and outstanding as of July 14, 2000.

Security Ownership Table

Name and Address of Beneficial Owner             Amount                Percent (%)
------------------------------------                                   -----------
W.Quay Mull, II                                  244,388 (1)              2.2
Wilbur R. Roat                                    25,000 (2)              *
David R. Giffin                                1,000,000 (3)              9.0
Terrence A. Lee                                   29,462 (4)              *
John H. Goodman, II                              324,668 (5)              2.9
Keith A. Sommer                                   74,008 (6)              *
James R. Miller                                   16,000 (7)              *
Mary L. Holloway Haning                            8,966 (8)              *
Charles J. Kaiser, Jr                             46,370 (9)              *
Thomas P. Olszowy                                 94,057 (10)             *
Charles A. Wilson, Jr                            153,556 (11)             1.4
J. Vincent Ciroli, Jr                             31,980                  *
Dana J. Lewis                                    117,064 (12)             1.1
Jay A. Beck                                        2,134 (13)             *
Joseph F. Banco                                   56,520 (14)             *
Robert W. Whiteside                               82,133 (15)             *
Directors and Executives Officers as a Group   2,312,400                 20.8

----------------------------------
*    Less than 1%

1. This amount includes (i) 20,100 shares held in the name of Mull Machine Company, of which Mr. Mull is President and in which Mr. Mull holds a substantial ownership interest, (ii) 50,000 shares held in the name of his wife, Barbara P. Mull, and (iii) 160,000 shares held in the name of Mr. Mull.

2. These shares are held in the names of Wilbur R. and Joanne Roat as joint tenants.

3. This amount includes (i) 889,000 shares held in the name of the David R. Giffin Trust and (ii) 111,000 shares held in the name of Pension Systems Inc. Profit Sharing Plan f/b/o David R. Giffin. Mr. Giffin's business address is 151 South Rose Street, Suite 623, Kalamazoo, Michigan 49007.

4. This amount includes 32 shares each held in the names of Terrence A. Lee, Custodian for Katherine M. Lee, UOTMA, Terrence A. Lee, Custodian for Natalie A. Lee, UOTMA, and Terrence A. Lee, Custodian for Tara N. Lee, UOTMA. Katherine, Natalie and Tara are Mr. Lee's minor daughters. This amount also includes 25,000 shares held in the name of Terrence A. and Cathy C. Lee as joint tenants. This amount does not include 52,704 shares held in the name of John H. Goodman, II and Terrence A. Lee, Trustees for a trust dated February 2, 1991, as to which Mr. Lee disclaims any beneficial interest.

5. This amount includes (i) 32,134 shares held in the name of Marylouise Goodman IRA, (ii) 64,935 shares held in the name of Marylouise Goodman, wife of Mr. Goodman, to which Mr. Goodman disclaims any beneficial interest, (iii) 4,689 shares held in the name of John H. Goodman, Custodian for Emily Goodman, UOTMA, Mr. Goodman's minor child, (iv) 847 shares held in the name of John H. Goodman, Custodian for John H. Goodman, III, UOTMA, Mr. Goodman's minor child, (v) 52,704 shares held in the name of John H. Goodman, II and Terrence A. Lee, Trustees under a trust dated February 2, 1991, to which Mr. Goodman disclaims any beneficial interest, (vi) 30,601 shares held by J. Harvey Goodman and John H. Goodman, II, Trustees under a trust dated April 26, 1995, (vii) 23,784 shares held in the name of John H. Goodman, II, and (viii) 114,974 shares held in the name of the John H. Goodman, II IRA.

6.   These shares are held in the name of the Keith A. Sommer SEP IRA.

7.   These shares are held in the name of the James R. Miller IRA.

8. This amount includes (i) 2,560 shares held for the benefit of Ms. Haning in trust in which Wesbanco Bank Wheeling is trustee and (ii) 5,000 shares held in the name of Ms. Haning.

9. This amount includes (i) 180 shares held in the name of Deborah P. Kaiser, IRA, wife of Mr. Kaiser, to which Mr. Kaiser disclaims any beneficial interest,
(ii) 1,500 shares held in the name of Marchak Investment Co., a partnership, in which Mr. Kaiser is a general partner and holds a substantial beneficial interest, (iii) 20,000 shares held in the name of Wesbanco Trust and Investment Services, Trustee for Phillips, Gardill, Kaiser & Altmeyer P.S. Plan f/b/o Charles J. Kaiser, Jr. and (iv) 105,000 shares held in the name of Wesbanco Trust and Investment Services, Custodian for Charles J. Kaiser, Jr. IRA.

10. This amount includes (i) 30,254 shares held in the names of Tom and Diana Olszowy joint tenants with right of survivorship in which Mr. Olszowy shares voting and investment power, (ii) 754 shares held in the name of Tom Olszowy, custodian for Dana Paul Olszowy, (iii) 2,204 shares held in the name of Tom Olszowy, custodian for Jonathan T. Olszowy, as to which Mr. Olszowy disclaims any beneficial interest, (iv) 10,845 shares held in the name of Thomas P. Olszowy SEP IRA, (v) 14,250 shares issuable to Thomas P. and Diana L. Olszowy as joint tenants and (vi) 35,750 shares held in the name of Thomas P. Olszowy SEP IRA.

11. This amount includes (i) 7,804 shares held in the name of Wilson Funeral and Furniture Company, of which Mr. Wilson is President, and in which Mr. Wilson holds a substantial stock interest and has voting power, (ii) 16,300 shares issuable to Mr. Wilson, and (iii) 83,700 shares held in the name of Charles A. Wilson, Jr. IRA.

12.  This amount includes (i) 36,500 shares held in the name of Mr. Lewis and
(ii) 38,500 shares held in the name of the Dana Lewis IRA.

13.  These shares are held in the name of the Jay A. Beck IRA.

14. This amount includes (i) 53,500 shares held in the name of Mr. Banco, (ii) 1,510 shares held in the name of the Joseph F. Banco IRA and (iii) 1,510 shares held in the name of the Sherian K. Banco IRA.

15. These shares are held in the names of Robert W. and Paula Whiteside as joint tenants.


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain of its officers and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to persons who are officers or directors of the Company or holders of 10% of the Company's common stock were complied with in 1999.


                             CERTAIN TRANSACTIONS

         Certain Directors and Executive Officers and their associates were customers of and had transactions with the Bank in the ordinary course of the Bank's business during 1998 and 1999. From time to time the law firms of Phillips, Gardill, Kaiser & Altmeyer, of which Charles J. Kaiser, Jr. is a partner, Sommer, Liberati & Co., LPA, of which Keith A. Sommer is a partner, and Doepken Keevican & Weiss Professional Corporation, of which James F. Bauerle is a member, have rendered legal services to the Company and the Bank. Messrs. Kaiser and Sommer are directors of both the Company and the Bank. Mr. Bauerle served as senior vice president of the Bank from June 1999 to December 1999. It is contemplated that these firms will be retained to perform additional legal services during the current year. Mr. Bauerle and David G. Brewick, who served as interim president of the Company and the Bank from June 1999 to December 1999, are principals of FiCap Strategic Partners LLC, which has served as an advisor to the Company and the Bank. During 1999, the Company paid advisory fees of $1,127,000 plus expenses of $90,000 to FiCap. The Company also agreed to grant to FiCap, for its services, two year options to purchase 50,000 shares of Common Stock at $10.84 per share, the average daily price for the Company's shares during June and July 1999. In addition, Doepken Keevican & Weiss received legal fees of $878,000 for legal services rendered during 1999.

         Mr. Giffin is a registered representative of Beaconsfield Financial Services, Inc., which acted as a selling agent in connection with the Company's offering of common stock in May and June 2000. Beaconsfield received selling compensation of $450,000 in connection with such offering.

         See "Executive Compensation--Employment Contracts" for a description of the employment agreement entered into among the Company, the Bank and Mr. Roat.

                            SHAREHOLDERS' PROPOSALS

         To be considered for inclusion in the Company's Proxy Statement for the 2000 Annual Meeting of Shareholders, shareholder proposals must be sent to the Company, directed to the attention of Wilbur R. Roat, for receipt not later than January 1, 2001.

                           GENERAL AND OTHER MATTERS

         Management knows of no matters, other than those referred to in this Proxy Statement, which will be presented to the meeting. However, if any other matters properly come before the meeting or any adjournment, the persons named in the accompanying proxy will vote it in accordance with their best judgment on such matters.

         The Company will bear the expense of preparing, printing and mailing this Proxy Statement, as well as the cost of any required solicitation. In addition to the solicitation of proxies by use of the mails, the Company may use regular employees, without additional compensation, to request, by telephone or otherwise, attendance or proxies previously solicited.


                                    By Order of the Board of Directors

                                    Jane R. Marsh
                                    Secretary

Bridgeport, Ohio
July 18, 2000

[X]  PLEASE MARK VOTES                                 REVOCABLE PROXY
     AS IN THIS EXAMPLE                                BELMONT BANCORP.

                                                                                                                            _______
                                                                                                                                   |
                                                                                                                                   |
             ANNUAL MEETING OF SHAREHOLDERS                         1.  For the election of David R.                With-  For All
                     AUGUST 21, 2000                                    Giffin, Terrence A. Lee, Dana J.      For   hold   Except
                                                                        Lewis, W. Quay Mull, II and           [_]    [_]     [_]
       KNOW ALL MEN BY THESE PRESENT that I the undersigned             Wilbur R. Roat to hold office
    Shareholder of BELMONT BANCORP., do hereby nominate,                until the annual meeting in 2003,
    constitute and appoint Kelley Archer, David L. Barnas and           with authority to distribute the
    Harry W. White, or any of them , my true and lawful attorney        votes among the nominees as the
    with full power of substitution, for me and in my name, place       proxies may determine in their
    and stead to vote all of the Common Stock of said Company,          discretion.
    standing in my name at the Annual Meeting of its Shareholders
    to be held at Undo's Restaurant, 51130 National Road, St.       2.  For the election of Joseph F.              With-   For All
    Clairsville, Ohio, on August 21, 2000, at 11:00 A.M., or at         Banco and Robert W. Whiteside to     For   hold    Except
    any adjournments thereof with all the powers the Undersigned        fill vacancies in the class of       [_]    [_]     [_]
    would possess if personally present.  Said proxies shall vote       directors elected in 1998 to hold
    the shares as directed by the undersigned and, in their             office until the annual meeting
    discretion, on all other matters that may properly come             in 2001, with authority to
    before the meeting.  The undersigned directs said proxies to        distribute the votes among the
    vote as specified upon items shown on this proxy, which are         nominees as the proxies may
    referred to in the Notice of Annual Meeting and described in        determine in their discretion.
    the Proxy Statement.  If this proxy is properly executed and
    returned by the undersigned unmarked, said proxies will vote    INSTRUCTION:  To withhold authority to vote for any
    FOR all of the proposals.  Any proxy that is not properly       individual nominee, mark "For All Except" and write that
    executed shall be ineffective.                                  nominee's name in the space provided below.

                                                                    Proposal 1. __________________________________________

                                                                    Proposal 2. __________________________________________

                                                                    3.  For the election of Jay A.                   With-
                                                                        Beck to fill a vacancy in the         For    Hold
                                                                        class of directors elected in         [_]     [_]
                                                                        1999 to hold office until the
                                                                        annual meeting in 2002.

                                       ---------------------        4.  To consider and act upon a            For  Against  Abstain
     Please be sure to sign and date   |  Date             |            proposal to ratify the                [_]    [_]      [_]
       this Proxy in the box below     |                   |            appointment of Crowe, Chizek and
------------------------------------------------------------            Company LLP as independent
|                                                          |            auditors for the year ending
|                                                          |            December 31, 2000.
---Stockholder sign above----Co-holder (if any) sign above--
                                                                    When signing in a fiduciary capacity, please give full
                                                                    title.  All joint owners should sign.

                                                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                                                                    DIRECTORS OF THIS CORPORATION. THE BOARD OF DIRECTORS
                                                                    UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL OF THE ITEMS.

-------------------------------------------------------------------------------------------------------------------------------
                          *  Detach above card, sign, date and mail in postage paid envelope provided.  *

                                                         BELMONT BANCORP.
                                                         Bridgeport, Ohio

-------------------------------------------------------------------------------------------------------------------------------
|                                        PLEASE SIGN, DATE, AND RETURN YOUR PROXY PROMPTLY                                    |
|                                   IN THE ENCLOSED ENVELOPE TO REGISTRAR AND TRANSFER COMPANY                                |
-------------------------------------------------------------------------------------------------------------------------------